Sub-Item 77K

Changes in Registrant's Certifying Accountant


The information below will be presented as follows:
Funds
Predecessor Fund

Invesco S&P 500(r) Pure Growth ETF
 Guggenheim S&P 500(r) Pure Growth ETF 1
Invesco S&P 500(r) Pure Value ETF
 Guggenheim S&P 500(r) Pure Value ETF  1
Invesco S&P 500(r) Top 50 ETF
 Guggenheim S&P 500(r) Top 50 ETF  1
Invesco S&P MidCap 400(r) Pure Growth ETF
 Guggenheim S&P MidCap 400(r) Pure Growth ETF  1
Invesco S&P MidCap 400(r) Pure Value ETF
Guggenheim S&P MidCap 400(r) Pure Value ETF  1
Invesco S&P SmallCap 600(r) Pure Growth ETF
 Guggenheim S&P SmallCap 600(r) Pure Growth ETF 1
Invesco S&P SmallCap 600(r) Pure Value ETF
 Guggenheim S&P SmallCap 600(r) Pure Value ETF  1
Invesco S&P 100(r) Equal Weight ETF
Guggenheim S&P 100(r) Equal Weight ETF  1
Invesco S&P 500(r) Equal Weight Consumer Discretionary ETF
Guggenheim S&P 500(r) Equal Weight Consumer Discretionary ETF 1
Invesco S&P 500(r) Equal Weight Consumer Staples ETF
Guggenheim S&P 500(r) Equal Weight Consumer Staples ETF 1
Invesco S&P 500(r) Equal Weight Energy ETF
 Guggenheim S&P 500(r) Equal Weight Energy ETF  1
Invesco S&P 500(r) Equal Weight Financials ETF
 Guggenheim S&P 500(r) Equal Weight Financials ETF 1
Invesco S&P 500(r) Equal Weight Health Care ETF
Guggenheim S&P 500(r) Equal Weight Health Care ETF 1
Invesco S&P 500(r) Equal Weight Industrials ETF
 Guggenheim S&P 500(r)Equal Weight Industrials ETF 1
Invesco S&P 500(r) Equal Weight Materials ETF
 Guggenheim S&P 500(r) Equal Weight Materials ETF  1
Invesco S&P 500(r) Equal Weight ETF
Guggenheim S&P 500(r) Equal Weight ETF  1
Invesco S&P 500(r) Equal Weight Real Estate ETF
Guggenheim S&P 500(r) Equal Weight Real Estate ETF 1
Invesco S&P 500(r) Equal Weight Technology ETF
 Guggenheim S&P 500(r) Equal Weight Technology ETF 1
Invesco S&P 500(r)Equal Weight Utilities ETF
Guggenheim S&P 500(r) Equal Weight Utilities ETF  1
Invesco S&P MidCap 400(r) Equal Weight ETF
Guggenheim S&P MidCap 400(r) Equal Weight ETF 1
Invesco S&P SmallCap 600(r) Equal Weight ETF
Guggenheim S&P SmallCap 600(r) Equal Weight ETF  1
Invesco Dow Jones Industrial Average Dividend ETF
Guggenheim Dow Jones Industrial Average ETF 2
Invesco Insider Sentiment ETF
Guggenheim Insider Sentiment ETF  2
Invesco S&P Spin-Off ETF
Guggenheim S&P Spin-Off ETF  2
Invesco Wilshire Micro-Cap ETF
 Wilshire Micro-Cap ETF  2
Invesco Zacks Mid-Cap ETF
Guggenheim Mid-Cap Core ETF  2
Invesco Zacks Multi-Asset Income ETF
Guggenheim Multi-Asset Income ETF  2

1 Rydex ETF Trust

2 Claymore Exchange-Traded Fund Trust


Invesco Exchange-Traded Fund Trust

The Board of Trustees appointed, upon recommendation of the Audit Committee, PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm of the Funds for the Funds' current fiscal year. PwC serves as the independent registered public accounting firm for other Invesco ETF's.

Prior to the close of business April 6, 2018, each Predecessor
Fund was an unaffiliated investment company that was audited by a different independent registered public accounting firm (the
"Prior Auditor").

Effective April 9, 2018, the Prior Auditor resigned as the independent registered public accounting firm of the Predecessor Funds. The Prior Auditor's report on the financial statements of the Predecessor Funds for the past two years did not contain an adverse or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Predecessor Funds' two most recent fiscal years and through April 9, 2018, there were no (1) disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Prior Auditor's satisfaction, would have caused it to make reference to that matter in connection with its report; or (2) "reportable events," as that term is defined in
Item 304(a)(1)(v) of Regulation S-K under the Securities
Exchange Act of 1934.


The Trust has requested that the Prior Auditor furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated June 29, 2018 is attached as Attachment A to this exhibit.


Attachment A

June 29, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


Ladies and Gentlemen:


We have read Sub-Item 77K of Form N-SAR dated June 29, 2018, of Invesco Exchange-Traded Fund Trust and are in agreement with the statements contained in the second and third paragraphs of Sub-
Item 77K. We have no basis to agree or disagree with other statements of the registrant contained therein.


/s/ Ernst & Young LLP